Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186503) pertaining to the Health Insurance Innovations, Inc. Long Term Incentive Plan of our report dated April 1, 2013, with respect to the consolidated financial statements of Health Plan Intermediaries, LLC and subsidiaries d/b/a Health Insurance Innovations, included in this Annual Report (Form 10-K) of Health Insurance Innovations, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP
Certified Public Accountants

Tampa, Florida

April 1, 2013